

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B                                                                    REPORT DATE: JULY 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                       POOL REPORT # 12
REMITTANCE REPORT
REPORTING MONTH: JUNE 30, 1997                                                                                           Page 1 of 6


                           Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------
Beginning                                                                   Ending          Scheduled                   Scheduled
Principal        Scheduled     Prepaid       Liquidated    Contracts        Principal       Gross         Servicing     Pass Thru
Balance          Principal     Principal     Principal     Repurchased      Balance         Interest         Fee        Interest
------------------------------------------------------------------------------------------------------------------------------------


198,054,500.71   (524,740.05)  (941,805.72)  (682,069.62)         0.00      195,905,885.32  1,854,112.89  165,045.42    1,689,067.47
====================================================================================================================================


                      Mezzanine Reserve Fund as of Cutoff Date
--------------------------------------------------------------------

 Beginning                         Investment      Balance Before      Reserve    Reserve       Balance After
  Balance     Deposits   Distrib.   Interest    Current Distribution   Fund Draw  Fund Deposit  Current Distribution      Excess
------------------------------------------------------------------------------------------------------------------------------------

 433,092.53     0.00    -1,767.53   1,720.94          433,045.94            0.00          0.00         433,045.94          1,720.94
====================================================================================================================================


Class B-1 Reserve Fund as of Cutoff Date
 Beginning                         Investment      Balance Before      Reserve    Reserve       Balance After
  Balance     Deposits   Distrib.   Interest    Current Distribution   Fund Draw  Fund Deposit  Current Distribution      Excess
------------------------------------------------------------------------------------------------------------------------------------

 324,819.65     0.00    -1,325.65   1,290.71          324,784.71            0.00          0.00         324,784.71          1,290.71
====================================================================================================================================


Class B-2 Reserve Fund as of Cutoff Date
 Beginning                         Investment      Balance Before      Reserve    Reserve       Balance After
  Balance     Deposits   Distrib.   Interest    Current Distribution   Fund Draw  Fund Deposit  Current Distribution      Excess
------------------------------------------------------------------------------------------------------------------------------------

 216,545.77     0.00      -883.77     860.47          216,522.47            0.00          0.00         216,522.47            860.47
====================================================================================================================================

                                       Certificate Account
------------------------------------------------------------------------------------------------
Beginning             Deposits                                 Investment          Ending
 Balance      Principal       Interest       Distributions      Interest           Balance
------------------------------------------------------------------------------------------------




731,582.97   2,139,839.97     1,791,351.26   (3,587,894.99)     2,262.37          1,077,141.58
================================================================================================

               P&I Advances at Distribution Date
-------------------------------------------------------------

 Beginning       Recovered      Current            Ending
  Balance         Advances      Advances           Balance
-------------------------------------------------------------


1,616,916.65    1,515,233.98   1,783,646.38      1,885,329.05
=============================================================



                                  Amount
Liquidation       Reserve         Available for
Proceeds          Fund Draw       Distribution
--------------------------------------------------


  471,800.04           0.00       3,792,458.70
==================================================



  Reserve Fund Required Balance
--------------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------------

 431,325.00         431,325.00
======================================

  Reserve Fund Required Balance
--------------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------------

 323,494.00         323,494.00
======================================

  Reserve Fund Required Balance
--------------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------------

 215,662.00         215,662.00
======================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B                                                             REPORT DATE: JULY 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                POOL REPORT # 12
REMITTANCE REPORT
REPORTING MONTH: JUNE 30, 1997                                                                      Page 2 of 6

Class B Crossover Test                                                                 Test Met?
-----------------------------------------------------------------                      ---------

(a) Remittance date on or after January 2001                                               N

(b) Average 60 day Delinquency rate  less than or equal to   5%                            Y

(c) Average 30 day Delinquency rate  less than or equal to   7%                            Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   Aug. 1996 - Aug. 1997      4%                                           N
                   Jan. 2001 - Aug. 2002      7%                                           N
                   Aug. 2002 - Jan. 2003      8%                                           N
                   Jan. 2003 -                9%                                           N


(e) Current realized loss ratio  less than or equal to       2.75%                         Y

(f) Are class B principal balances plus Accelerated

     Principal Distributions   greater than or equal to      22.750%
     of stated scheduled pool balance

                Beginning B-1 balance                                   16,983,002.06

                Beginning B-2 balance                                   10,614,543.63

                Beginning Accelerated Principal Distribution               438,749.31
                                                                 --------------------
                                                                        28,036,295.00
                Divided by beginning pool
                balance                                                198,054,500.71
                                                                 --------------------
                                                                               14.156%     N
                                                                ====================

Average 60 day delinquency ratio:

                           Over 60s           Pool Balance            %
                      --------------------------------------------------------

Current Mo               7,376,620.46         195,905,885.32        3.77%
1st Preceding Mo         6,631,574.15         198,054,500.71        3.35%
2nd Preceding Mo         6,410,745.32         199,776,274.57        3.21%
                                                      Divided by      3
                                                                 -------------
                                                                    3.44%
                                                                 =============

Average 30 day delinquency ratio:

                           Over 30s           Pool Balance            %
                      --------------------------------------------------------

Current Mo              10,482,048.26         195,905,885.32        5.35%
1st Preceding Mo         9,498,685.85         198,054,500.71        4.80%
2nd Preceding Mo         9,118,247.60         199,776,274.57        4.56%
                                                      Divided by      3
                                                                 -------------
                                                                    4.90%
                                                                 =============


Cumulative loss ratio:

                       Cumulative losses             1,213,234.68
                                           ----------------------
Divided by Initial Certificate Principal           215,662,295.00   0.563%
                                                                 =============


Current realized loss ratio:

                      Liquidation                 Pool
                            Losses               Balance
                      -------------------------------------------

Current Mo                210,269.58          198,054,500.71
1st Preceding Mo          149,994.51          199,776,274.57
2nd Preceding Mo          172,801.69          201,726,190.22



                                                                  1.071%
                                                              =============


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                             REPORT DATE: JULY 7, 1997
REMITTANCE REPORT                                                                                POOL REPORT # 12
REPORTING MONTH: JUNE 30, 1997                                                                                           Page 3 of 6



                                                                     Delinquency Analysis
                                                                                                                     Active Repos
                                         31 to 59 days     60 to 89 days    90 days and Over     Total Delinq.       Outstanding
               No. of   Principal            Principal         Principal          Principal          Principal            Principal
               Loans    Balance          #   Balance       #   Balance        #   Balance        #   Balance       #       Balance
               ---------------------------------------------------------------------------------------------------------------------

Excluding Repos  7,160  191,844,666.98  114  3,021,281.81  43  1,411,267.13   63  2,059,081.52  220  6,491,630.46  133  4,061,218.34

          Repos    133    4,061,218.34    3     84,145.99  17    451,704.44  110  3,454,567.37  130  3,990,417.80
               ---------------------------------------------------------------------------------------------------------------------

          Total  7,293  195,905,885.32  117  3,105,427.80  60  1,862,971.57  173  5,513,648.89  350 10,482,048.26
               =====================================================================================================================

                                                                                                4.8%        5.35%
                                                                                          =======================

                         Repossession Analysis
                        Reversal       Current Month
                      (Redemption)      Repos             Cumulative Repos
                       Principal        Principal            Principal
                  #     Balance      #  Balance         #     Balance
                 -------------------------------------------------------------


Excluding Repos   -2  (12,405.18)   37  1,078,156.27   310  8,366,114.20


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                       REPORT DATE: JULY 7, 1997
REMITTANCE REPORT                                                                                          POOL REPORT # 12
REPORTING MONTH: JUNE 30, 1997
                                                                                                                         Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                     Liquidated                                             Net                     Net      Current
Account  Customer    Principal  Sales      Insur.    Total     Repossession Liquidation  Unrecov.  Pass Thru Period Net  Cumulative
Number   Name        Balance    Proceeds   Refunds   Proceeds  Expenses     Proceeds     Advances  Proceeds  Gain/(Loss) Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------

072330-4  CARPENTER   58,477.56  55,650.00      0.00  55,650.00   6,498.42   49,151.58  6,618.26  42,533.32  (15,944.24)
090679-2  JAGGERS     26,261.18  22,500.00  2,136.66  24,636.66   1,887.00   22,749.66  1,742.76  21,006.90   (5,254.28)
090609-9  HANCOCK     18,424.49  22,500.00    383.52  22,883.52   2,084.00   20,799.52  1,485.00  19,314.52      890.03
094642-6  JONES       25,743.24  25,800.00    101.51  25,901.51   1,849.00   24,052.51  1,915.90  22,136.61   (3,606.63)
088505-3  SWARTS      30,253.25  27,700.00      0.00  27,700.00   2,233.00   25,467.00  3,550.80  21,916.20   (8,337.05)
087574-0  JENNESS     29,138.84  28,000.00  1,325.54  29,325.54     75.00    29,250.54  1,263.32  27,987.22   (1,151.62)
088460-1  MCCULLOUGH  15,031.71  16,200.00    553.32  16,753.32     486.00   16,267.32    965.36  15,301.96      270.25
094898-4  GORSUCH     32,234.49  26,400.00  1,551.37  27,951.37     792.00   27,159.37  1,823.75  25,335.62   (6,898.87)
088239-9  ELMY        16,624.52  18,400.00    537.59  18,937.59   3,884.00   15,053.59  1,403.50  13,650.09   (2,974.43)
088916-2  WATKINS     30,164.17  24,500.00  1,033.86  25,533.86   3,372.50   22,161.36  2,286.20  19,875.16  (10,289.01)
089238-0  SARKOZI     22,266.58  10,000.00    803.16  10,803.16   1,014.75    9,788.41  1,767.78   8,020.63  (14,245.95)
088797-6  STROTHER    26,403.93  26,900.00  1,650.68  28,550.68   2,357.00   26,193.68  2,180.22  24,013.46   (2,390.47)
091958-9  LOCKLEAR    23,669.82  23,400.00      0.00  23,400.00   2,760.95   20,639.05  1,340.50  19,298.55   (4,371.27)
091975-3  SCHAKEL     26,204.78  22,700.00  1,192.07  23,892.07     961.41   22,930.66  1,484.00  21,446.66   (4,758.12)
091148-7  MURPHY      29,458.93  24,011.00  1,803.56  25,814.56   1,201.33   24,613.23  1,307.40  23,305.83   (6,153.10)
003012-2  BECKELHIMER 11,103.71   6,250.00      0.00   6,250.00      71.04    6,178.96    703.53   5,475.43   (5,628.28)
018855-7  MITCHELL    13,393.02   2,000.00      0.00   2,000.00       0.00    2,000.00  1,829.12     170.88  (13,222.14)
091517-3  COLE         5,814.93   1,000.00    532.59   1,532.59       0.00    1,532.59    644.72     887.87   (4,927.06)
094227-6  MOSES       15,392.27   1,800.00      0.00   1,800.00       0.00    1,800.00  1,975.44    (175.44) (15,567.71)
089613-4  HOUCHINS    41,508.87  19,155.36      0.00  19,155.36   7,578.35   11,577.01  5,131.94   6,445.07  (35,063.80)
091662-7  CONTRERAS   23,062.47  21,900.00     21.01  21,921.01   5,740.00   16,181.01  2,617.84  13,563.17   (9,499.30)
092879-6  FLETCHER    28,939.00  28,600.00  1,394.72  29,994.72   3,766.50   26,228.22  3,073.76  23,154.46   (5,784.54)
093426-5  MONTOYA     34,373.12  30,900.00  1,250.97  32,150.97   3,518.44   28,632.53  3,658.50  24,974.03   (9,399.09)
093044-6  TAYLOR      28,724.75  29,000.00     43.95  29,043.95   4,409.31   24,634.64  1,577.35  23,057.29   (5,667.46)
090810-3  GIBSON      49,257.45  49,750.00      0.00  49,750.00  12,287.60   37,462.40  3,347.82  34,114.58  (15,142.87)
092521-4  GEANS       20,142.54  19,100.00      0.00  19,100.00    2740.59   16,359.41  1,369.44  14,989.97   (5,152.57)
                                                           0.00                   0.00                 0.00        0.00
                                                           0.00                   0.00                 0.00        0.00


                   =================================================================================================================
                   682,069.62 584,116.36 16,316.08 600,432.44 71,568.19  528,864.25  57,064.21 471,800.04 (210,269.58)(1,213,234.68)
                   =================================================================================================================


                                                                                                                        -0.01%
                                                                                                                  ================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                       REPORT DATE: JULY 7, 1997
REMITTANCE REPORT                                                                                          POOL REPORT # 12
REPORTING MONTH: JUNE 30, 1997
                                                                                                           Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                 Original          Beginning         Current       Accelerated                  Ending
         Cert.                 Certificate        Certificate       Principal       Principal     Writedown   Certificate
         Class                  Balances           Balances          Payable       Distribution    Amounts     Balances
----------------------------------------------------------------------------------------------------------------------------

A-1                            45,290,000.00     27,682,205.71    (2,148,615.39)      0.00          0.00      25,533,590.32
A-1 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

A-2                            35,585,000.00     35,585,000.00             0.00       0.00          0.00      35,585,000.00
A-2 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

A-3                            32,350,000.00     32,350,000.00             0.00       0.00          0.00      32,350,000.00
A-3 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

A-4                            22,642,000.00     22,642,000.00             0.00       0.00          0.00      22,642,000.00
A-4 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

A-5                            32,350,000.00     32,350,000.00             0.00       0.00          0.00      32,350,000.00
A-5 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

A-6                            19,409,000.00     19,409,000.00             0.00       0.00          0.00      19,409,000.00
A-6 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

B-1                            17,253,000.00     16,983,002.06             0.00       0.00          0.00      16,983,002.06
B-1 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

B-2                            10,783,295.00     10,614,543.63             0.00       0.00          0.00      10,614,543.63
B-2 Outstanding Writedown               0.00              0.00             0.00       0.00          0.00               0.00

Excess Asset Principal Balance          0.00        438,749.31             0.00       0.00          0.00         438,749.31


                                --------------------------------------------------------------------------------------------



                              215,662,295.00    198,054,500.71    (2,148,615.39)      0.00          0.00     195,905,885.32
                                     =======================================================================================


                                                   Principal Paid
        Cert.                          Pool          Per $1,000
        Class                         Factor        Denomination
---------------------------------------------------------------------


A-1                                  56.37799%         47.44
A-1 Outstanding Writedown                0.00           0.00

A-2                                 100.00000%          0.00
A-2 Outstanding Writedown                0.00           0.00

A-3                                 100.00000%          0.00
A-3 Outstanding Writedown                0.00           0.00

A-4                                 100.00000%          0.00
A-4 Outstanding Writedown                0.00           0.00

A-5                                 100.00000%          0.00
A-5 Outstanding Writedown                0.00           0.00

A-6                                 100.00000%          0.00
A-6 Outstanding Writedown                0.00           0.00

B-1                                  98.43507%          0.00
B-1 Outstanding Writedown                0.00           0.00

B-2                                  98.43507%          0.00
B-2 Outstanding Writedown                0.00           0.00

Excess Asset Principal Balance


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                  REPORT DATE: JULY 7, 1997
REMITTANCE REPORT                                                                                     POOL REPORT # 12
REPORTING MONTH: JUNE 30, 1997
                                                                                                      Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                        Interest Paid
    Certificate         Remittance   Beginning    Current       Total        Interest        Ending      Per $1,000
       Class               Rate       Balance     Accrual       Paid         Shortfall       Balance    Denomination
                      ------------------------------------------------------------------------------------------------

A-1                       5.79750%      0.00     133,739.66    133,739.66         0.00         0.00        4.83
A-1  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
A-1  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

A-2                       6.80000%      0.00     201,648.33    201,648.33         0.00         0.00        5.67
A-2  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
A-2  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

A-3                       7.10000%      0.00     191,404.17    191,404.17         0.00         0.00        5.92
A-3  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
A-3  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

A-4                       7.35000%      0.00     138,682.25    138,682.25         0.00         0.00        6.13
A-4  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
A-4  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

A-5                       7.65000%      0.00     206,231.25    206,231.25         0.00         0.00        6.38
A-5  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
A-5  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

A-6                       8.00000%      0.00     129,393.33    129,393.33         0.00         0.00        6.67
A-6  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
A-6  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

B-1                       8.39200%      0.00     118,767.79    118,767.79         0.00         0.00        6.99
B-1  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
B-1  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00



B-2                       9.64400%      0.00      85,305.55     85,305.55         0.00         0.00        8.04
B-2  Carryover Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00
B-2  Writedown Interest      0.00       0.00           0.00          0.00         0.00         0.00        0.00

X                                 579,365.08     401,372.45    273,625.56   127,746.89   707,111.97

Service Fee                                      165,045.42    165,045.42         0.00         0.00
                                  ------------------------------------------------------------------

                                  579,365.08   1,771,590.20  1,643,843.31   127,746.89   707,111.97


CUMULATIVE UNPAID "X"             707,111.97
CUMULATIVE UNPAID TURBO           506,122.71
                          -------------------
CUMULATIVE TOTAL LOSSES         1,213,234.68
                          -------------------




  Cert.                       TOTAL
  Class                    DISTRIBUTION
-----------------------------------------


 A-1                       2,282,355.05
 A-1 Carryover Interest
 A-1 Writedown Interest

 A-2                         201,648.33
 A-2 Carryover Interest
 A-2 Writedown Interest

 A-3                         191,404.17
 A-3 Carryover Interest
 A-3 Writedown Interest

 A-4                         138,682.25
 A-4 Carryover Intrest
 A-4 Writedown Interest

 A-5                         206,231.25
 A-5 Carryover Interest
 A-5 Writedown Interest

 A-6                         129,393.33
 A-6 Carryover Interest
 A-6 Writedown Interest

 B-1                         118,767.79
 B-1 Carryover Interest
 B-1 Writedown Interest



 B-2                          85,305.55
 B-2 Carryover Interest
 B-2 Writedown Interest

 X                           273,625.56

 Service Fee                 165,045.42
                       ---------------------

                           3,792,458.70